Exhibit 99.1

IMMEDIATE

Dana Incorporated Reports 2020 Financial Results,

Including Strong New Business Backlog of $700 million; Issues Guidance for 2021

Full-year Results

•	Sales of $7.1 billion, a decrease of $1.5 billion driven by effects of global pandemic

•	Net loss attributable to Dana of $31 million; diluted EPS a loss of $0.21

•	Adjusted EBITDA of $593 million, margin of 8.3 percent of sales

•	Diluted adjusted EPS of $0.39

•	Operating cash flow of $386 million

•	Adjusted free cash flow of $60 million

•	Repaid term loan A and terminated covenant relief from the April 2020 credit facility amendment

Key Highlights

•	Continued strong sales backlog of $700 million; 50 percent from electrified-vehicle programs

•	Reinstated quarterly dividend of $0.10 per share

•	Extended share repurchase authorization through 2023

•	Accelerated sustainability leadership efforts through wind electricity agreement

MAUMEE, Ohio, Feb. 18, 2021 – Dana Incorporated (NYSE: DAN) today announced financial results for the fourth quarter and full-year 2020.

“Reflecting on 2020, it was truly a unique year and challenging environment. As a result of the hard work and dedication of the Dana team, we proved we could adapt and excel when faced with the most severe of business environments, delivering strong sales and rebounding margins as we ended the year with positive free cash flow,” said James Kamsickas, Dana chairman and CEO. “We also further secured our leadership position in the e-Mobility space with 50 percent of our $700 million new business backlog coming from electric or hybrid programs, demonstrating our promise to lead in this fast-growing segment. Our success in rapidly penetrating the electric-vehicle market is a direct result of our strategy and the investments we have made over the past several years. As we move forward, we are well-positioned to capitalize on our momentum and realize the potential of our business.”

Fourth-quarter 2020 Financial Results

Sales for the fourth quarter of 2020 totaled $2.11 billion, compared with $1.99 billion in the same period of 2019, representing a $121 million improvement driven by strong customer demand and the conversion of sales backlog, primarily in the Light Vehicle segment.

Net income attributable to Dana was $40 million for the fourth quarter of 2020, compared with $85 million in the same period of 2019. The difference was primarily due to higher interest expense, one-time costs, and taxes. Partially offsetting these higher expenses was a $33 million gain on investments.

Reported diluted earnings per share was $0.27, compared with diluted earnings per share of $0.58 in the fourth quarter of 2019.

Adjusted EBITDA for the fourth quarter of 2020 was $192 million, compared with $226 million for the same period in 2019. This was a result of higher incremental costs associated with elevated demand and the nonrecurrence of a $17 million indirect tax expense recovery in Brazil in 2019, along with accelerated investments in electrification.

Diluted adjusted earnings per share were $0.24 in the fourth quarter of 2020, compared with $0.67 in the same period of the prior year. The lower year-over-year comparison was primarily due to lower earnings.

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Operating cash flow in the fourth quarter of 2020 was $191 million, compared with $349 million in the same period of 2019.

Adjusted free cash flow was $46 million, compared with $218 million in the fourth quarter of 2019. Lower cash generation was driven by lower earnings, higher cash income taxes and interest, and lower cash generated from working capital as sales continued to recover from the COVID-related shutdowns.

Full-year 2020 Financial Results

Sales for 2020 were $7.1 billion, compared with $8.6 billion in 2019. The decrease is primarily attributable to weaker demand across all mobility markets due to customers idling operations through the middle of the year in response to the global COVID-19 pandemic.

The net loss attributable to Dana was $31 million, compared with net income of $226 million in 2019. The loss resulted mainly from the goodwill impairment charge recorded during the onset of the global pandemic. Reported diluted earnings per share was a loss of $0.21, compared with $1.56 in 2019.

Adjusted EBITDA for 2020 was $593 million, or 8.3 percent of sales. Margin variance to the prior year was driven by the rapid reduction in sales due to pandemic-related shutdowns in the second quarter outpacing cost-reduction actions and higher incremental costs to meet elevated demand during the rapid restart of operations in the third quarter.

Diluted adjusted earnings per share for 2020 were $0.39, compared with $3.06 in 2019, primarily reflecting lower year-over-year earnings and higher depreciation and interest.

The company reported operating cash flow of $386 million in 2020. Adjusted free cash flow was $60 million, or about 1 percent of sales, compared with $272 million, or 3 percent of sales in 2019. The impact of lower profit in 2020 was partially offset by targeted cash conservation measures, lower cash taxes, and lower capital expenditures.

2021 Guidance Ranges

“Our cost-saving actions and strong financial position allowed us to manage through this challenging year,” said Jonathan Collins, Dana executive vice president and chief financial officer. “We are positioned for long-term sales, profit, and free cash flow growth while continuing to improve our strong balance sheet.

2021 Financial Targets1

•	Sales of $8.05 to $8.55 billion;

•	Adjusted EBITDA of $860 million to $960 million, an implied adjusted EBITDA margin of approximately 11 percent at the midpoint of the range;

•	Diluted adjusted EPS of $1.90 to $2.40;

•	Operating cash flow of approximately 7.5 percent of sales; and

•	Adjusted free cash flow of approximately 3 percent of sales.

[1]	Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

Company Reinstates Quarterly Dividend and Extends Share Repurchase Authorization

Dana’s board of directors elected to reinstate the company’s quarterly dividend of $0.10 per share on its common stock. This will be payable on March 26, 2021, to holders of Dana common stock as of March 5, 2021. The board of directors also extended Dana’s share repurchase authorization through the end of 2023. There is $150 million remaining under the authorization.

Strategically Leveraging Renewable Energy Sources

In the fourth quarter, Dana announced a commitment to reduce its total annual greenhouse gas emissions by at least 50 percent before the end of 2035, representing a reduction of more than 300,000 metrics tons of carbon dioxide emissions annually. This action aligns with the Paris Climate Agreement and further supports the company’s vision of aiding its customers in achieving their sustainability objectives.

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To help meet this goal, Dana has signed a long-term agreement to add 300,000 megawatt-hours annually in renewable electricity to the grid beginning in 2022. In return, Dana will receive the equivalent quantity of renewable energy credits to address approximately 90 percent of the company’s annual U.S. electricity consumption.

Dana to Host Conference Call at 9 a.m. Thursday, Feb. 18

Dana will discuss its fourth-quarter and full-year results in a conference call at 9 a.m. EST on Thursday, Feb. 18. Participants may listen to the audio portion of the conference call either through audio streaming online or by telephone. Slide viewing is available online via a link provided on the Dana investor website: www.dana.com/investors. U.S. and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054. Please enter conference I.D. 9259583 ask for the “Dana Incorporated’s Financial Webcast and Conference Call.” Phone registration will be available beginning at 8:30 a.m. EST.

An audio recording of the webcast will be available after 5 p.m. EST on Feb. 18 by dialing 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and entering conference I.D. 9259583. A webcast replay will also be available after 5 p.m. EST and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure which we have defined as net income before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs, and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors, and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for income before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring charges, amortization expense, and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant, and equipment. Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities excluding voluntary pension contributions less purchases of property, plant, and equipment. We believe these measures are useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow and adjusted free cash flow are not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow and adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

We have not provided reconciliations of preliminary and projected adjusted EBITDA and diluted adjusted EPS to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income and diluted EPS, including

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restructuring actions, asset impairments, and income tax valuation adjustments. Reconciliations of these non-GAAP measures with the most comparable GAAP measures for historical periods are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please reference the “Non-GAAP Financial Information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, were used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a leader in the design and manufacture of highly efficient propulsion and energy-management solutions for all mobility markets across the globe. The company’s conventional and clean-energy solutions support nearly every vehicle manufacturer with drive and motion systems; electrodynamic technologies, including software and controls; and thermal, sealing, and digital solutions.

Based in Maumee, Ohio, USA, the company reported sales of $7.1 billion in 2020 with 38,000 associates in 33 countries across six continents. Founded in 1904, Dana was named one of “America’s Most Responsible Companies 2021” by Newsweek for its emphasis on sustainability and social responsibility. The company is driven by a high-performance culture that focuses on its people, which has earned it global recognition as a top employer, including “World’s Best Employer” from Forbes magazine. Learn more at dana.com.

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Media Contact:        Jeff Cole

    +1-419-887-3535

   jeff.cole@dana.com

Investor Contact:    Craig Barber

+1-419-887-5166

craig.barber@dana.com

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DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended December 31, 2020 and 2019

(In millions, except per share amounts)	Three Months Ended December 31,
	2020	2019
Net sales	$2,108	$1,987
Costs and expenses
Cost of sales	1,897	1,764
Selling, general and administrative expenses	122	104
Amortization of intangibles	3	4
Restructuring charges, net	13	6
Impairment of goodwill		(6)
Pension settlement charge		1
Other income, net	27	6

Earnings before interest and income taxes	100	110
Loss on extinguishment of debt	(3)	(9)
Interest income	2	2
Interest expense	39	30

Earnings before income taxes	60	73
Income tax expense (benefit)	24	(5)
Equity in earnings of affiliates	3	8

Net income	39	86
Less: Noncontrolling interests net income	4	4
Less: Redeemable noncontrolling interests net loss	(5)	(3)

Net income attributable to the parent company	$40	$85

Net income per share available to common stockholders
Basic	$0.28	$0.59
Diluted	$0.27	$0.58
Weighted-average shares outstanding - Basic	144.6	144.0
Weighted-average shares outstanding - Diluted	145.7	145.3

DANA INCORPORATED

Consolidated Statement of Operations

For the Year Ended December 31, 2020 and 2019

(In millions, except per share amounts)	Year Ended December 31,
	2020	2019
Net sales	$7,106	$8,620
Costs and expenses
Cost of sales	6,485	7,489
Selling, general and administrative expenses	421	508
Amortization of intangibles	13	12
Restructuring charges, net	34	29
Impairment of goodwill	(51)	(6)
Pension settlement charges		(259)
Other income (expense), net	22	(25)

Earnings before interest and income taxes	124	292
Loss on extinguishment of debt	(8)	(9)
Interest income	9	10
Interest expense	138	122

Earnings (loss) before income taxes	(13)	171
Income tax expense (benefit)	58	(32)
Equity in earnings of affiliates	20	30

Net income (loss)	(51)	233
Less: Noncontrolling interests net income	10	13
Less: Redeemable noncontrolling interests net loss	(30)	(6)

Net income (loss) attributable to the parent company	$(31)	$226

Net income (loss) per share available to common stockholders
Basic	$(0.21)	$1.57
Diluted	$(0.21)	$1.56
Weighted-average shares outstanding - Basic	144.5	144.0
Weighted-average shares outstanding - Diluted	144.5	145.1

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended December 31, 2020 and 2019

(In millions)	Three Months Ended December 31,
	2020	2019
Net income	$39	$86
Other comprehensive income (loss), net of tax:
Currency translation adjustments	56	24
Hedging gains and losses	(1)	9
Defined benefit plans	(2)	(21)

Other comprehensive income	53	12

Total comprehensive income	92	98
Less: Comprehensive income attributable to noncontrolling interests	(20)	(13)
Less: Comprehensive loss attributable to redeemable noncontrolling interests	11	7

Comprehensive income attributable to the parent company	$83	$92

DANA INCORPORATED

Consolidated Statement of Comprehensive Income

For the Year Ended December 31, 2020 and 2019

(In millions)	Year Ended December 31,
	2020	2019
Net income (loss)	$(51)	$233
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(77)	8
Hedging gains and losses	39	24
Defined benefit plans	9	344

Other comprehensive income (loss)	(29)	376

Total comprehensive income (loss)	(80)	609
Less: Comprehensive income attributable to noncontrolling interests	(27)	(9)
Less: Comprehensive loss attributable to redeemable noncontrolling interests	36	1

Comprehensive income (loss) attributable to the parent company	$(71)	$601

DANA INCORPORATED

Consolidated Balance Sheet

As of December 31, 2020 and December 31, 2019

(In millions, except share and per share amounts)	December 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$559	$508
Marketable securities	21	19
Accounts receivable
Trade, less allowance for doubtful accounts of $7 in 2020 and $9 in 2019	1,201	1,103
Other	231	202
Inventories	1,149	1,193
Other current assets	127	137

Total current assets	3,288	3,162
Goodwill	479	493
Intangibles	236	240
Deferred tax assets	611	580
Other noncurrent assets	169	120
Investments in affiliates	152	182
Operating lease assets	190	178
Property, plant and equipment, net	2,251	2,265

Total assets	$7,376	$7,220

Liabilities and equity
Current liabilities
Short-term debt	$26	$14
Current portion of long-term debt	8	20
Accounts payable	1,331	1,255
Accrued payroll and employee benefits	190	206
Taxes on income	35	46
Current portion of operating lease liabilities	43	42
Other accrued liabilities	308	262

Total current liabilities	1,941	1,845
Long-term debt, less debt issuance costs of $27 in 2020 and $28 in 2019	2,420	2,336
Noncurrent operating lease liabilities	154	140
Pension and postretirement obligations	479	459
Other noncurrent liabilities	368	305

Total liabilities	5,362	5,085

Commitments and contingencies
Redeemable noncontrolling interests	180	167
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 144,515,658 and 143,942,539 shares outstanding	2	2
Additional paid-in capital	2,408	2,386
Retained earnings	530	622
Treasury stock, at cost (10,442,582 and 10,111,191 shares)	(156)	(150)
Accumulated other comprehensive loss	(1,026)	(987)

Total parent company stockholders’ equity	1,758	1,873
Noncontrolling interests	76	95

Total equity	1,834	1,968

Total liabilities and equity	$7,376	$7,220

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended December 31, 2020 and 2019

	Three Months Ended
(In millions)	December 31,
	2020	2019
Operating activities
Net income	$39	$86
Depreciation	88	87
Amortization	5	5
Amortization of deferred financing charges	2	1
Call premium on debt		7
Write-off of deferred financing costs	3	2
Earnings of affiliates, net of dividends received	2	(6)
Stock compensation expense	9	4
Deferred income taxes	(7)	(17)
Pension expense, net		4
Impairment of goodwill		6
Change in working capital	97	180
Change in other noncurrent assets and liabilities	(22)	(5)
Other, net	(25)	(5)

Net cash provided by operating activities	191	349

Investing activities
Purchases of property, plant and equipment	(145)	(128)
Acquisition of businesses, net of cash acquired		(2)
Purchases of marketable securities	(8)	(9)
Proceeds from maturities of marketable securities	9	10
Proceeds from sale of equity affiliate	21
Other, net	(11)	1

Net cash used in investing activities	(134)	(128)

Financing activities
Net change in short-term debt	11	(95)
Proceeds from long-term debt	(4)	300
Repayment of long-term debt	(468)	(302)
Call premium on debt		(7)
Deferred financing payments		(4)
Dividends paid to common stockholders		(15)
Distributions to noncontrolling interests	(1)	(5)
Sale of interest to noncontrolling shareholder	2
Contributions from noncontrolling interests	1
Payments to acquire noncontrolling interests	(6)
Deconsolidation of non-wholly owned subsidiary	(14)
Other, net	1	2

Net cash used in financing activities	(478)	(126)

Net increase (decrease) in cash, cash equivalents and restricted cash	(421)	95
Cash, cash equivalents and restricted cash – beginning of period	966	412
Effect of exchange rate changes on cash balances	22	11

Cash, cash equivalents and restricted cash – end of period	$567	$518

DANA INCORPORATED

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2020 and 2019

(In millions)	Year Ended December 31,
	2020	2019
Operating activities
Net income (loss)	$(51)	$233
Depreciation	345	322
Amortization	20	17
Amortization of deferred financing charges	8	6
Call premium on debt		7
Write-off of deferred financing costs	8	2
Earnings of affiliates, net of dividends received	7	(9)
Stock compensation expense	14	19
Deferred income taxes	(35)	(137)
Pension expense, net	3	211
Impairment of goodwill	51	6
Change in working capital	47	(17)
Change in other noncurrent assets and liabilities	(20)	(18)
Other, net	(11)	(5)

Net cash provided by operating activities	386	637

Investing activities
Purchases of property, plant and equipment	(326)	(426)
Acquisition of businesses, net of cash acquired	(6)	(668)
Purchases of marketable securities	(44)	(33)
Proceeds from sales of marketable securities	5	6
Proceeds from maturities of marketable securities	36	29
Proceeds from sale of equity affiliate	21
Proceeds from sale of subsidiary, net of cash disposed		1
Settlements of undesignated derivatives	(5)	(20)
Other, net	(8)	(12)

Net cash used in investing activities	(327)	(1,123)

Financing activities
Net change in short-term debt	9	(3)
Proceeds from long-term debt	508	975
Repayment of long-term debt	(480)	(423)
Call premium on debt		(7)
Deferred financing payments	(13)	(20)
Dividends paid to common stockholders	(15)	(58)
Distributions to noncontrolling interests	(11)	(19)
Sale of interest to noncontrolling shareholder	9	53
Contributions from noncontrolling interests	4	4
Payments to acquire noncontrolling interests	(7)
Deconsolidation of non-wholly owned subsidiary	(14)
Repurchases of common stock		(25)
Other, net	(2)	2

Net cash provided by (used in) financing activities	(12)	479

Net increase (decrease) in cash, cash equivalents and restricted cash	47	(7)
Cash, cash equivalents and restricted cash – beginning of period	518	520
Effect of exchange rate changes on cash balances	2	5

Cash, cash equivalents and restricted cash – end of period	$567	$518

DANA INCORPORATED

Reconciliation of Net Cash Provided By Operating Activities to

Free Cash Flow and Adjusted Free Cash Flow (Unaudited)

(In millions)	Three Months Ended December 31,
	2020	2019
Net cash provided by operating activities	$191	$349
Purchase of property, plant and equipment	(145)	(128)

Free cash flow	46	221
Discretionary pension contributions		(3)

Adjusted free cash flow	$46	$218

(In millions)	Year Ended December 31,
	2020	2019
Net cash provided by operating activities	$386	$637
Purchase of property, plant and equipment	(326)	(426)

Free cash flow	60	211
Discretionary pension contributions		61

Adjusted free cash flow	$60	$272

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended December 31, 2020 and 2019

(In millions)	Three Months Ended December 31,
	2020	2019
Sales
Light Vehicle	$980	$846
Commercial Vehicle	334	345
Off-Highway	530	552
Power Technologies	264	244

Total Sales	$2,108	$1,987

Segment EBITDA
Light Vehicle	$99	$105
Commercial Vehicle	7	23
Off-Highway	59	66
Power Technologies	31	27

Total Segment EBITDA	196	221
Corporate expense and other items, net	(4)	5

Adjusted EBITDA	$192	$226

DANA INCORPORATED

Segment Sales and Segment EBITDA

For the Year Ended December 31, 2020 and 2019

(In millions)	Year Ended December 31,
	2020	2019
Sales
Light Vehicle	$3,038	$3,609
Commercial Vehicle	1,181	1,611
Off-Highway	1,970	2,360
Power Technologies	917	1,040

Total Sales	$7,106	$8,620

Segment EBITDA
Light Vehicle	$239	$438
Commercial Vehicle	36	138
Off-Highway	234	330
Power Technologies	94	117

Total Segment EBITDA	603	1,023
Corporate expense and other items, net	(10)	(4)

Adjusted EBITDA	$593	$1,019

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended December 31, 2020 and 2019

(In millions)	Three Months Ended December 31,
	2020	2019
Segment EBITDA	$196	$221
Corporate expense and other items, net	(4)	5

Adjusted EBITDA	192	226
Depreciation	(88)	(87)
Amortization	(5)	(5)
Non-service cost components of pension and OPEB costs	(2)	(4)
Restructuring charges, net	(13)	(6)
Stock compensation expense	(9)	(4)
Strategic transaction expenses	(5)	(9)
Impairment of goodwill		(6)
Amounts attributable to previously divested/closed operations	(1)	(5)
Gain on investment in Hyliion	33
Acquisition related inventory adjustments		(1)
Pension settlement charges		1
Gain on liquidation of foreign subsidiary		12
Other items	(2)	(2)

Earnings before interest and income taxes	100	110
Loss on extinguishment of debt	(3)	(9)
Interest income	2	2
Interest expense	39	30

Earnings before income taxes	60	73
Income tax expense (benefit)	24	(5)
Equity in earnings of affiliates	3	8

Net income	$39	$86

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Loss)

For the Year Ended December 31, 2020 and 2019

(In millions)	Year Ended December 31,
	2020	2019
Segment EBITDA	$603	$1,023
Corporate expense and other items, net	(10)	(4)

Adjusted EBITDA	593	1,019
Depreciation	(345)	(322)
Amortization	(20)	(17)
Non-service cost components of pension and OPEB costs	(10)	(23)
Restructuring charges, net	(34)	(29)
Stock compensation expense	(14)	(19)
Strategic transaction expenses	(20)	(41)
Impairment of goodwill	(51)	(6)
Amounts attributable to previously divested/closed operations	(1)	(5)
Gain on investment in Hyliion	33
Acquisition related inventory adjustments		(13)
Non-income tax legal judgment		6
Pension settlement charges		(259)
Gain on liquidation of foreign subsidiary		12
Other items	(7)	(11)

Earnings before interest and income taxes	124	292
Loss on extinguishment of debt	(8)	(9)
Interest income	9	10
Interest expense	138	122

Earnings (loss) before income taxes	(13)	171
Income tax expense (benefit)	58	(32)
Equity in earnings of affiliates	20	30

Net income (loss)	$(51)	$233

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended December 31, 2020 and 2019

(In millions, except per share amounts)	Three Months Ended December 31,
	2020	2019
Net income attributable to parent company	$40	$85
Items impacting income before income taxes:
Amortization	4	5
Restructuring charges, net	12	6
Strategic transaction expenses	6	9
Amounts attributable to previously divested/closed operations	1	5
Impairment of goodwill		6
Gain on investment in Hyliion	(33)
Acquisition related inventory adjustments		1
Pension settlement charges		(1)
Gain on liquidation of foreign subsidiary		(12)
Loss on extinguishment of debt	3	9
Other items	(1)	(2)
Items impacting income taxes:
Net income tax expense (benefit) on items above	7	(3)
Tax benefit attributable to various discrete tax matters	(4)	(11)

Adjusted net income	$35	$97

Diluted shares - as reported	145.7	145.3
Adjusted diluted shares	145.7	145.3

Diluted adjusted EPS	$0.24	$0.67

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Year Ended December 31, 2020 and 2019

(In millions, except per share amounts)	Year Ended December 31,
	2020	2019
Net income (loss) attributable to parent company	$(31)	$226
Items impacting income before income taxes:
Amortization	17	17
Restructuring charges, net	33	29
Strategic transaction expenses	21	41
Amounts attributable to previously divested/closed operations	1	5
Impairment of goodwill	31	6
Gain on investment in Hyliion	(33)
Acquisition related inventory adjustments		13
Non-income tax legal judgment		(6)
Pension settlement charges		259
Gain on liquidation of foreign subsidiary		(12)
Loss on extinguishment of debt	8	9
Loss on deal contingent forward		13
Other items	(1)	(2)
Items impacting income taxes:
Net income tax expense on items above	(7)	(27)
Tax expense (benefit) attributable to various discrete tax matters	18	(127)

Adjusted net income	$57	$444

Diluted shares - as reported	144.5	145.1
Adjusted diluted shares	145.1	145.1

Diluted adjusted EPS	$0.39	$3.06